Exhibit 1.7

A DETAILED DESCRIPTION OF THE TRANSACTIONS DESCRIBED IN THIS LETTER OF TRANSMITTAL IS CONTAINED IN THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF JUST ENERGY GROUP INC. (“JUST ENERGY”) AND MANAGEMENT PROXY CIRCULAR DATED JULY 17, 2020 (THE “CIRCULAR”). CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE CIRCULAR.

THIS LETTER OF TRANSMITTAL MUST BE PROPERLY COMPLETED, DULY EXECUTED AND RETURNED TO THE DEPOSITORY, COMPUTERSHARE INVESTOR SERVICES INC. IT IS IMPORTANT THAT YOU PROPERLY COMPLETE, DULY EXECUTE AND RETURN THIS LETTER OF TRANSMITTAL ON A TIMELY BASIS IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN.

JUST ENERGY GROUP INC.

LETTER OF TRANSMITTAL

FOR REGISTERED HOLDERS OF COMMON SHARES
OF JUST ENERGY GROUP INC.

Before completing this Letter of Transmittal, please carefully read the Instructions set out below and in the Circular. Computershare Investor Services Inc. (the “Depository”) or your broker or other financial advisor will be able to assist you in completing this Letter of Transmittal. See the back page of this Letter of Transmittal for the contact information for the Depository.

TO:	JUST ENERGY GROUP INC.

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., AS DEPOSITORY

This letter of transmittal (the “Letter of Transmittal”) is for use by registered holders (“Shareholders”) of common shares (“Common Shares”) in the capital of Just Energy in connection with the proposed plan of arrangement (the “Arrangement”) under the provisions of section 192 of the Canada Business Corporations Act (the “CBCA”) involving Just Energy pursuant to which, among other things, the issued and outstanding Common Shares will be consolidated on the basis of one (1) Common Share (a “Post-Consolidation Share”) for every 33 Common Shares outstanding prior to the Effective Time of the Arrangement (subject to rounding down for fractional shares) (the “Common Share Consolidation”).

This Letter of Transmittal is only to be used by registered Shareholders.

This Letter of Transmittal, properly completed and duly executed, or a manually-executed facsimile hereof, together with all other required documents, including a certificate or certificates representing the Common Shares (“Certificates”), must be submitted in accordance with the instructions contained herein and be actually received by the Depository in order for a Shareholder to receive the Post-Consolidation Shares such Shareholder is otherwise entitled to under the Common Share Consolidation. If the Arrangement is completed, Certificates formerly representing Common Shares on a pre-Common Share Consolidation basis will represent Common Shares on a post-Common Share Consolidation basis prior to the exchange of such Certificates in accordance with a duly completed Letter of Transmittal.

Registered Shareholders who do not forward to the Depository properly completed Letters of Transmittal (together with Certificates and all other required documents) will not receive the certificates or DRS Statement representing the Common Shares which they are otherwise entitled and also will not be recorded on the registers of Common Shares until proper delivery is made.

No certificates or DRS Statements representing fractional Post-Consolidation Shares shall be issued in connection with the Arrangement. With respect to fractional Post-Consolidation Shares that would otherwise be issuable to a Shareholder under the Arrangement, the entitlement of such Shareholder will be rounded down to the nearest whole number of Post-Consolidation Shares. No compensation will be issued to Shareholders as a result of rounding down, and no cash shall be paid for fractional shares. Any holders of 32 or fewer Common Shares prior to the date of the Arrangement will not receive any Post-Consolidation Shares.

Please complete each of the steps set out below in order.

STEP 1: DESCRIPTION OF THE COMMON SHARES BEING DEPOSITED

The undersigned registered Shareholder delivers to the Depository the enclosed Certificate(s) representing Common Shares to be exchanged for Post-Consolidation Shares pursuant to and in accordance with the Arrangement described in the Circular. The undersigned acknowledges that (i) in connection with the Arrangement, the issued and outstanding Common Shares will be consolidated on the basis of one (1) Common Share for every 33 Common Shares outstanding prior to the Effective Time of the Arrangement; and (ii) subject to rounding for fractional interests, the undersigned will receive Post-Consolidation Shares in exchange for the undersigned’s Common Shares after giving effect to such Arrangement.

DESCRIPTION OF COMMON SHARES DEPOSITED
Certificate Number(s) or Client Reference Number (where Common Shares are not held in certificated form)*	Name in which Common Shares are Registered	Number of Common Shares Deposited

TOTAL:

* A Certificate does not need to be provided with respect to Common Shares that are evidenced by a DRS Statement. In such case, a Client Reference Number should be provided. If the undersigned registered Shareholder holds Certificates, the undersigned registered Shareholder delivers to the Depository the enclosed Certificate(s) representing Common Shares to be exchanged for Post- Consolidation Shares pursuant to and in accordance with the Arrangement as described in the Circular.

(If space provided above is not sufficient, please attach a list in the above form.)

☐	Check here if some or all of your Certificates have been lost, stolen or destroyed. Please review Instruction 7 for the procedure to replace lost, stolen or destroyed Certificates.

STEP 2: SPECIAL DELIVERY INSTRUCTIONS

BOX A
SPECIAL ISSUANCE INSTRUCTIONS
(See Instruction 2)

This box is to be completed only if the Post-Consolidation Shares issuable in exchange for the Common Shares are NOT to be issued in the name of the undersigned in Step 4 of this Letter of Transmittal.

Issue In the Name of
(please print)

Address:

(include postal or zip code)

Social Insurance Number

BOX B
SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 2)

This box is to be completed only if the DRS Statement for the Post-Consolidation Shares issuable in exchange for the Common Shares is to be sent to a name or an address other than the name and address of the undersigned specified below the signature of the undersigned in Step 4 of this Letter of Transmittal.

Send to
(please print)

Address:

(include postal or zip code)

BOX C
HOLD FOR PICK-UP
(See Instruction 2)

☐ Check here if the DRS Statement for the Post-Consolidation Shares issuable in exchange for the Common Shares is to be held for pick-up at the office of the Depository where this Letter of Transmittal is deposited.

BOX D
SHARE CERTIFICATE

☐ Check here if you wish to receive a share certificate for the Post-Consolidation Shares issuable in exchange for the Common Shares, in lieu of receiving a DRS Statement.

BOX E

LOST CERTIFICATES

If your lost Certificate(s) forms part of an estate or trust, or are valued at more than CAD $200,000.00, please contact the Depository for additional instructions. Any person who, knowingly and with intent to defraud any insurance company or other person, files a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime.

Premium Calculation:

_____________________ (# of Lost Common Shares) X CAD $0.01 = Premium Payable CAD $ _____________________

NOTE: Payment NOT required if premium is less than $5.00

The option to replace your certificate by completing this Box E will expire on January 28, 2021. After this date, shareholders must contact Computershare for alternative replacement options.

☐ I enclose my certified cheque, bank draft or money order payable to Computershare Investor Services Inc.

STATEMENT OF LOST CERTIFICATES:

The undersigned (solitarily, jointly and severally, if more than one) represents and agrees to the following: (i) the undersigned is (and, if applicable, the registered owner of the Original(s), at the time of their death, was) the lawful and unconditional owner of the Original(s) and is entitled to the full and exclusive possession thereof; (ii) the missing certificate(s) representing the Original(s) have been lost, stolen or destroyed, and have not been endorsed, cashed, negotiated, transferred, assigned, pledged, hypothecated, encumbered in any way, or otherwise disposed of; (iii) a diligent search for the certificate(s) has been made and they have not been found; and (iv) the undersigned makes this Statement for the purpose of transferring or exchanging the Original(s) (including, if applicable, without probate or letters of administration or certification of estate trustee(s) or similar documentation having been granted by any court), and hereby agrees to surrender the certificate(s) representing the Original(s) for cancellation should the undersigned, at any time, find the certificate(s).

The undersigned hereby agrees, for myself and my heirs, assigns and personal representatives, in consideration of the transfer or exchange of the Original(s), to completely indemnify, protect and hold harmless Just Energy Group Inc., Computershare Investor Services Inc., Aviva Insurance Company of Canada, each of their lawful successors and assigns, and any other party to the transaction (the “Obligees”), from and against all losses, costs and damages, including court costs and attorneys’ fees that they may be subject to or liable for in respect of the cancellation and/or replacement of the Original(s) and/or the certificate(s) representing the Original(s) and/ or the transfer or exchange of the Originals represented thereby, upon the transfer, exchange or issue of the Originals and/or a cheque for any cash payment. The rights accruing to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligations on the part of the Obligees or their respective officers, employees and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred. I acknowledge that a fee of CAD $0.01 per Just Energy share is payable by the undersigned. Surety protection for the Obligees is provided under Blanket Lost Original Instruments/Waiver of Probate or Administration Bond No. 35900-16 issued by Aviva Insurance Company of Canada.

STEP 3: REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS

The undersigned Shareholder hereby:

1.	represents and warrants that the undersigned is the legal owner of the Common Shares listed in Step 1 above and has good title to the rights represented by the above mentioned Common Shares free and clear of all liens, charges, encumbrances, claims and equities and, together with all rights and benefits, has full power and authority to execute and deliver this Letter of Transmittal and to deposit and deliver such Common Shares;

2.	represents and warrants that all information provided by the undersigned is true, accurate and complete;

3.	acknowledges receipt of the Circular;

4.	directs the Depository to issue or cause to be issued DRS Statement(s) representing the number of Post-Consolidation Shares that the undersigned is entitled on completion of the Arrangement in the name(s) indicated in Step 4 below (or Step 2 above, as applicable) and to send the DRS Statement(s) to the address provided in Step 4 below (or if no such address is provided, to the latest address of record on Just Energy’s register) (or Step 2 above, as applicable);

5.	covenants and agrees to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the exchange of Certificate(s) representing Common Shares for DRS Statement(s) representing Post-Consolidation Shares pursuant to the Arrangement;

6.	acknowledges that the covenants, representations and warranties of the undersigned contained herein shall survive the completion of the Arrangement;

7.	acknowledges that Just Energy may be required to disclose personal information in respect of the undersigned to (i) stock exchanges or securities regulatory authorities, (ii) the Depository, (iii) any of the parties to the Arrangement, and (iv) legal counsel to any of the parties to the Arrangement;

8.	acknowledges that all authority conferred, or agreed to be conferred, by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death, incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon any heirs, personal representatives, successors and assigns of the undersigned;

9.	by reason of the use by the undersigned of this English language Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Arrangement as entered into through this Letter of Transmittal, as well as any documents related thereto, be drawn exclusively in the English language. En utilisant la version anglaise de la presente lettre d’envoi, le soussigne est re’pute avoir demande que tout contrat atteste par Pan-angement, tel quill est accepte au moyen de cette lettre d’envoi, de meme que tous les documents qui s’y rapportant soient rediges exclusivement en anglais;

10.	by virtue of the execution of this Letter of Transmittal, shall be deemed to have agreed that Just Energy reserves the absolute right to reject any and all deposits which Just Energy determines not to be in proper form or which may be unlawful for it to accept under the laws of any jurisdiction and that Just Energy reserves the absolute right to waive any defect or irregularity in the deposit of any Common Shares and acknowledges that there shall be no duty or obligation on Just Energy, the Depository or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give such notice;

11.	if the Arrangement is not completed in accordance with the Plan of Arrangement in respect thereof, directs the Depository to return the enclosed Certificate(s) to the address provided in Step 4 below (or if no such address is provided, to the latest address of record on Just Energy’s register);

12.	irrevocably constitutes and appoints each director and officer of Just Energy and any other person designated by Just Energy in writing, the true and lawful agent and attorney of the undersigned to do such acts or take such actions in the name of or on behalf of the undersigned with respect to the exchange of the undersigned’s Common Shares for Post-Consolidation Shares in accordance with the Arrangement (such power of attorney being deemed to be an irrevocable power coupled with an interest); and

13.	acknowledges that if the Arrangement is completed, the deposit of Common Shares pursuant to this Letter of Transmittal is irrevocable.

STEP 4: COMPLETE AND SIGN AS INDICATED

Dated:                                     , 2020.

Signature guaranteed by (if required under Instructions 3 and 4, below).

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative (See Instructions 3, 4 and 5)

Name of Guarantor (please print or type)	Address of Shareholder

Address of Guarantor (please print or type)	Daytime Telephone Number of Shareholder

Facsimile Number of Shareholder

Email Address of Shareholder

Social Insurance Number or U.S. Resident Taxpayer Identification Number (must be provided)

Name of Shareholder (please print or type)

Name of Authorized Representative, if applicable (please print or type)

INSTRUCTIONS

1.	Use of Letter of Transmittal

a)	This Letter of Transmittal (or a manually executed copy hereof), properly completed and duly executed as required by the instructions set forth below, together with any accompanying Certificate(s) representing Common Shares and all other documents required by the terms of the Arrangement, must be received by the Depository at either of its offices specified on the back page of this Letter of Transmittal. This Letter of Transmittal is only to be used by registered Shareholders.

b)	The method used to deliver this Letter of Transmittal and any accompanying Certificate(s) representing Common Shares and all other required documents is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such documents are actually received. It is recommended that the necessary documentation be hand delivered to the Depository, at either of its offices specified on the back page of this Letter of Transmittal, and a receipt obtained. However, if such documents are mailed, it is recommended that registered mail be used and that proper insurance be obtained.

2.	Special Issuance and Delivery Instructions

The boxes entitled “Box A — Special Issuance Instructions”, “Box B — Special Delivery Instructions” and/or “Box C — Hold for Pick-up” in Step 2 should be completed if the DRS Statement(s) representing the Post-Consolidation Shares to be issued pursuant to the Arrangement is to be: (a) issued in the name of a person other than the person signing the Letter of Transmittal; (b) sent to someone other than the person signing the Letter of Transmittal; (c) sent to the person signing the Letter of Transmittal at an address other than that appearing below that person’s signature; and/or (d) held for pick-up at the office of the Depository. See also Instruction 4 “Guarantee of Signatures” below.

3.	Signatures

This Letter of Transmittal must be properly completed and duly signed by the registered holder of the Common Shares, or by such holder’s duly authorized representative (in accordance with Instruction 5 “Fiduciaries, Representatives and Authorizations” below).

a)	If this Letter of Transmittal is signed by the registered owner(s) of the Common Shares, such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such Certificate(s) without any change whatsoever, and the Certificate(s) need not be endorsed. If such transmitted Common Shares are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

b)	If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Common Shares or if the DRS Statement(s) representing Post-Consolidation Shares issued in exchange therefor are to be issued to a person other than the registered holder of the Common Shares:

	(i)	such deposited Common Shares must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

	(ii)	the signature(s) on such endorsement or power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the Certificate(s) and must be guaranteed as noted in Instruction 4 “Guarantee of Signatures” below.

4.	Guarantee of Signatures

If this Letter of Transmittal is executed by a person other than the registered owner(s) of the Common Shares, or if the Post-Consolidation Shares are to be issued to a person other than the registered Shareholder(s), or if the DRS Statement(s) for the Post-Consolidation Shares is to be sent to an address other than the address of the registered Shareholder(s) as shown on the registers of Just Energy Shareholders maintained by Just Energy’s transfer agent, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depository (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a major Canadian Schedule 1 chartered bank, a member of the Securities Depository Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

5.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any Certificate or share transfer or power of attorney is executed by a person as an executor, administrator, trustee, guardian, attorney-in-fact, or agent or on behalf of a corporation, partnership or association or is executed by any other person acting in a fiduciary or representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. The Depository, at its discretion, may require additional evidence of authority or additional documentation.

6.	Miscellaneous

a)	If the space on this Letter of Transmittal is insufficient to list all Certificates for Common Shares, additional Certificate numbers and the number of Common Shares represented thereby may be included on a separate signed list affixed to this Letter of Transmittal.

b)	If Common Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

c)	No alternative, conditional or contingent deposits will be accepted. All depositing Shareholders by execution of this Letter of Transmittal (or a copy thereof) waive any right to receive any notice by the Depository.

d)	Just Energy reserves the right, if it so elects, in its absolute discretion, to instruct the Depository to waive any defect or irregularity contained in any Letter of Transmittal received by it or to reject any and all deposits which Just Energy determines not to be in proper form or which may be unlawful for it to accept under the laws of any jurisdiction. There shall be no duty or obligation on Just Energy, the Depository or any other person to give notice of any defect or irregularity in any deposit of Common Shares and no liability shall be incurred by any of them for failure to give such notice. All questions as to form, validity and acceptance of any Common Shares deposited pursuant to the Common Share Consolidation will be determined by Just Energy in its sole discretion. Registered Shareholders depositing Common Shares agree that such determination shall be final and binding.

e)	The holder of the Common Shares covered by this Letter of Transmittal hereby unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

f)	Additional copies of the Letter of Transmittal may be obtained on request and without charge from the Depository at either of its offices at the addresses listed on the last page of this Letter of Transmittal.

7.	Lost, Stolen and Destroyed Certificates

If a Certificate representing Common Shares has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss or destruction, to the Depository. The Depository will respond with the replacement requirements, which must be completed and returned to the Depository prior to the exchange of Common Shares for Post-Consolidation Shares. Alternatively, Shareholders who have lost, stolen, or destroyed their certificate(s) may participate in Computershare’s blanket bond program with Aviva Insurance Company of Canada by completing BOX E above, and submitting the applicable certified cheque or money order made payable to Computershare Investor Services Inc.

8.	Questions and Assistance

If you have any questions or require assistance in completing this Letter of Transmittal, please contact the Depository at the telephone numbers or addresses indicated on the last page of this Letter of Transmittal.

COMPUTERSHARE INVESTOR SERVICES INC.

by Mail:

P O Box 7021

31 Adelaide Street East
Toronto, Ontario M5C 3H2

Attention: Corporation Actions

By Registered Mail, Hand or Courier:
8th Floor, 100 University Avenue
Toronto, Ontario
M5J 2YI

Attention: Corporation Actions

Inquiries
Toll Free: 1-800-564-6253 (Canada and U.S.)
Telephone: 1-514-982-7555 (Outside North America)

Email: corporateactions@computershare.com

Any questions and requests for assistance may be directed by Just Energy shareholders to the Depository at their telephone number set out above.

Computershare is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to our services. Some of your information may be transferred to servicers in the United States for data processing and/or storage. We have prepared a Privacy Code to tell you more about our information practices, how your privacy is protected and how to contact our Chief Privacy Officer. It is available at our website, www.computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.